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                                                                    EXHIBIT 4.62

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                  AMENDED AND RESTATED INTERCREDITOR AGREEMENT

                          Dated as of November 12, 1997

                                      Among

                  CANADIAN IMPERIAL BANK OF COMMERCE, AS AGENT
                                   FOR CERTAIN
                         COMMERCIAL LENDING INSTITUTIONS

                              As SENIOR LIENHOLDERS

                                       And

                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                          As Trustee for the Holders of
            Horseshoe Gaming, L.L.C. 12.75% Senior Notes Due 2000 and
         Horseshoe Gaming, L.L.C. 12.75% Exchange Senior Notes Due 2000
                                       And
          UNITED STATES TRUST COMPANY OF NEW YORK, As Collateral Agent

                              AS JUNIOR LIENHOLDERS

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                  AMENDED AND RESTATED INTERCREDITOR AGREEMENT

            This AMENDED AND RESTATED INTERCREDITOR AGREEMENT is dated as of November 12, 1997 between CANADIAN IMPERIAL BANK OF COMMERCE, as agent (in such capacity, the "Agent") for the various financial institutions as are or may become parties to the hereinafter described Amended and Restated Credit Facility Agreement (each a "Senior Secured Lender" and together with the Agent, the "Senior Lienholders") and U.S. TRUST COMPANY OF CALIFORNIA, N.A., as trustee for the holders from time to time of Horseshoe Gaming, L.L.C. 12.75% Senior Notes Due 2000 and Horseshoe Gaming, L.L.C. 12.75% Exchange Senior Notes Due 2000 (the "Indenture Trustee") and UNITED STATES TRUST COMPANY OF NEW YORK, as Collateral Agent (the "Collateral Agent" and together with the Indenture Trustee, the "Junior Lienholders").

                                   WITNESSETH:

            WHEREAS, pursuant to a Senior Secured Credit Facility Note Purchase Agreement dated as of October 10, 1995, as amended prior to the date hereof (as so amended, the "Senior Secured Credit Facility Agreement") among DEBIS FINANCIAL SERVICES, INC., YEWDALE HOLDINGS, LIMITED and HANWA AMERICAN CORP. (collectively, the "Prior Senior Secured Lenders" and each, individually, a "Prior Senior Secured Lender"), HORSESHOE GAMING, L.L.C. (the "Company") and ROBINSON PROPERTY GROUP LIMITED PARTNERSHIP ("RPG"), each of the Prior Senior Secured Lenders has purchased one or more of the Senior Secured Credit Facility Notes due September 30, 1999 (each, a "Senior Secured Credit Facility Note") issued by the Company;

            WHEREAS, the Indenture Trustee is the trustee under an Indenture of Trust dated as of October 10, 1995 (the "12.75% Senior Secured Notes Indenture") among the Indenture Trustee, the Company and RPG, pursuant to which the Company has issued its 12.75% Senior Notes Due 2000 and its 12.75% Exchange Senior Notes Due 2000 (collectively, the "12.75% Senior Notes");

            WHEREAS, pursuant to a Collateral Agency Agreement dated as of October 10, 1995 among the Company, the purchasers of the 12.75% Senior Notes and the Collateral Agent, the Collateral Agent has agreed to act as collateral agent for the holders, from time to time, of the 12.75% Senior Notes;

            WHEREAS, pursuant to a Pledge Agreement dated as of October 10, 1995 (the "Original HG First Pledge Agreement"), the Company has pledged and assigned to the Prior Senior Secured Lenders, and granted the Prior Senior Secured
Lenders a security interest in, certain collateral including
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         (i)      the entire equity interest of the Company in each of HORSESHOE
                  GP, INC. ("HGP"), NEW GAMING CAPITAL PARTNERSHIP, ("NGCP"), RPG, HORSESHOE CASINOS (INDIANA) L.L.C. ("HIND"), HORSESHOE VENTURES L.L.C. ("Horseshoe Ventures") and each New Project Subsidiary (as defined in the Senior Secured Credit Facility Agreement) and certain distributions received by the Company in respect of such interests;

        (ii) additional interests in HGP, NGCP, RPG, HIND, Horseshoe Ventures and each New Project Subsidiary from time to time acquired by the Company and certain distributions received by the Company in respect of such interests, and

       (iii)      proceeds of such collateral;

            WHEREAS, pursuant to a Second Pledge Agreement dated as of October 10, 1995 (the "HG Second Pledge Agreement"), the Company has pledged and assigned to the Junior Lienholders, and granted the Junior Lienholders a security interest in, the same collateral conveyed by the Original HG First Pledge Agreement, on a basis subordinate in priority to the pledge, assignment and security interest in favor of the Prior Senior Secured Lenders pursuant to the Original HG First Pledge Agreement;

            WHEREAS, pursuant to a Guarantee and Pledge Agreement dated as of October 10, 1995 (the "Original Binion Partners First Pledge Agreement"), JACK BINION, B&O DEVELOPMENT LIMITED PARTNERSHIP ("B&O") and JBB GAMING INVESTMENTS, L.L.C. ("JBB Gaming")(formerly known as Worldwide Gaming Investments, L.L.C.), have assigned and pledged to the Prior Senior Secured Lenders and granted the Prior Senior Secured Lenders a security interest in, certain collateral including

         (i) the entire equity interest of Jack Binion, B&O and JBB Gaming (the "Binion Partners") in each of HIND, Horseshoe Ventures and each New Project Subsidiary and certain distributions received by the Binion Partners in respect of such interests;

        (ii) additional interests in HIND, Horseshoe Ventures and each New Project Subsidiary from time to time acquired by the Binion Partners and certain distributions received by the Binion Partners in respect of such interests, and

       (iii)      proceeds of such collateral;

            WHEREAS, pursuant to a Second Pledge Agreement dated as of


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October 10, 1995 (the "Binion Partners Second Pledge Agreement"), the Binion
Partners have pledged and assigned to the Junior Lienholders, and granted the Junior Lienholders a security interest in, the same collateral conveyed by the Original Binion Partners First Pledge Agreement, on a basis subordinate in priority to the pledge, assignment and security interest in favor of the Prior Senior Secured Lenders pursuant to the Original Binion Partners First Pledge Agreement;

          WHEREAS, pursuant to a First Preferred Ship Mortgage dated as of October 10, 1995 (the "Tunica County First Preferred Ship Mortgage"), RPG has mortgaged the vessel named "Horseshoe Casino & Hotel, Tunica" and certain related collateral to Chemical Trust Company of California (the "Vessel Trustee"), as trustee for the Prior Senior Secured Lenders;

          WHEREAS, pursuant to a Second Ship Mortgage dated as of October 10, 1995 (the "Tunica County Second Ship Mortgage"), RPG has mortgaged to the Junior Lienholders the same collateral mortgaged pursuant to the Tunica County First Preferred Ship Mortgage, on a basis subordinate in priority to the mortgage for the benefit of the Prior Senior Secured Lenders pursuant to the Tunica County First Preferred Ship Mortgage;

          WHEREAS, pursuant to a Security Agreement and Financing Statement dated as of October 10, 1995 (the "Tunica First Security Agreement"), RPG has granted the Company a security interest in certain personal property described therein, and pursuant to an assignment (the "Original Tunica First Security Agreement Assignment") dated October 10, 1995, the Company has assigned the Tunica First Security Agreement to the Prior Senior Secured Lenders;

          WHEREAS, pursuant to a Security Agreement and Financing Statement dated as of October 10, 1995 (the "Tunica Second Security Agreement"), RPG has granted the Company and, pursuant to an assignment (the "Tunica Second Security Agreement Assignment") the Company has assigned to the Junior Lienholders, a security interest in the same personal property subject to the Tunica First Security Agreement, on a basis subordinate in priority to the security interest granted to the Company and assigned to the Prior Senior Secured Lenders pursuant to the Tunica First Security Agreement and the Original Tunica First Security Agreement Assignment;

          WHEREAS, pursuant to a Deed of Trust, Security Agreement and Assignment of Leases and Rents dated October 10, 1995 (the "Tunica County First Deed of Trust"), RPG has mortgaged and assigned certain real property to the Company and the Prior Senior Secured Lenders and granted the Company and the Prior


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Senior Secured Lenders a security interest in certain personal property;

            WHEREAS, pursuant to an Assignment of Deed of Trust (the "Original Tunica County Assignment of First Deed of Trust"), the Company has assigned its rights under the Tunica County First Deed of Trust to the Prior Senior Secured Lenders;

            WHEREAS, pursuant to a Second Deed of Trust, Security Agreement and Assignment of Leases and Rents dated October 10, 1995 (the "Tunica County Second Deed of Trust"), RPG has mortgaged and assigned to the Company and the Junior Lienholders the same real property mortgaged and assigned pursuant to the Tunica County First Deed of Trust, on a basis subordinate in priority to the mortgage and assignment to the Prior Senior Secured Lenders pursuant to the Tunica County First Deed of Trust, and has granted the Company and the Junior Lienholders a security interest in the same personal property subject to the Tunica County First Deed of Trust, on a basis subordinate in priority to the security interest granted the Prior Senior Secured Lenders pursuant to the Tunica County First Deed of Trust;

            WHEREAS, pursuant to an Assignment of Second Deed of Trust, Security Agreement and Assignment of Leases and Rents (the "Tunica County Assignment of Second Deed of Trust"), the Company has assigned its rights under the Tunica County Second Deed of Trust to the Junior Lienholders;

            WHEREAS, pursuant to a Note Assignment dated as of October 10, 1995 (the "Original Note Assignment"), the Company has assigned to the Prior Senior Secured Lenders and the Junior Lienholders

          (ii) a promissory note (the "HE Intercompany Note") given to the Company by HORSESHOE ENTERTAINMENT, L.P. ("HE") to evidence a loan from the Company to HE,

         (iii) a promissory note (the "RPG Intercompany Note") given to the Company by RPG to evidence a loan from the Company to RPG,

          (iv) a promissory note (the "HIND Intercompany Note") given by HIND to evidence a loan made by the Company to HIND,

           (v) promissory notes ("New Project Subsidiary Intercompany Senior Notes") which may be given to the Company from time to time by Horseshoe Ventures or by a Subsidiary or Subsidiaries of the Company to evidence loans made by the Company to Horseshoe Ventures or such Subsidiary or Subsidiaries, and


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          (vi)    proceeds of such collateral;

            WHEREAS, pursuant to an Assignment of Mortgage, Security Agreement and Assignment of Leases and Rents dated October 2, 1995 (the "Original Bossier City Mortgage Assignment"), the Company has assigned to the Prior Senior Secured Lenders and the Junior Lienholders the Company's rights under a Mortgage, Security Agreement and Assignment of Leases and Rents dated October 2, 1995 (the "Bossier City Mortgage"), given by HE to the Company to secure, among other things, the HE Intercompany Note;

            WHEREAS, to secure its obligations under the HE Intercompany Note, HE has, pursuant to a First Preferred Ship Mortgage dated as of October 10, 1995 (the "Bossier City First Preferred Ship Mortgage"), mortgaged a vessel known as "Queen of the Red" and certain related collateral to the Company;

            WHEREAS, pursuant to an Assignment of Preferred Ship Mortgage dated as of October 10, 1995 (the "Original Bossier City First Preferred Ship Mortgage Assignment"), the Company has assigned its rights under the Bossier City First Preferred Ship Mortgage to the Vessel Trustee, for the benefit of the Prior Senior Secured Lenders;

            WHEREAS, to secure its obligations under the HE Intercompany Note, HE has, pursuant to a Second Ship Mortgage dated as of October 10, 1995 (the "Bossier City Second Ship Mortgage"), mortgaged to the Company the same collateral mortgaged pursuant to the Bossier City First Preferred Ship Mortgage, on a basis subordinate in priority to the Bossier City First Preferred Ship Mortgage;

            WHEREAS, pursuant to an Assignment of Second Ship Mortgage dated as of October 10, 1995 (the "Bossier City Second Ship Mortgage Assignment"), the Company has assigned its rights under the Bossier City Second Ship Mortgage to the Junior Lienholders;

            WHEREAS, pursuant to a Security Agreement and Financing Statement dated as of October 10, 1995 (the "Bossier City First Security Agreement"), HE has granted the Company a security interest in certain personal property described therein, and pursuant to an assignment (the "Original Bossier City First Security Agreement Assignment") dated October 10, 1995, the Company has assigned the Bossier City First Security Agreement to the Prior Senior Secured Lenders;

            WHEREAS, pursuant to a Security Agreement and Financing Statement dated as of October 10, 1995 (the "Bossier City Second Security Agreement"), HE has granted the Company and, pursuant to


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an assignment (the "Bossier City Second Security Agreement Assignment") the
Company has assigned to the Junior Lienholders, a security interest in the same personal property subject to the Bossier City First Security Agreement, on a basis subordinate in priority to the security interest granted to the Company and assigned to the Prior Senior Secured Lenders pursuant to the Bossier City First Security Agreement and the Original Bossier City First Security Agreement Assignment;

            WHEREAS, pursuant to an Assignment dated November 12, 1997 (the "Bossier City First Security Agreement Assignment"), the Prior Senior Secured Lenders have assigned the Bossier City First Security Agreement to the Senior Secured Lenders;

            WHEREAS, pursuant to an Intercreditor Agreement dated as of October 10, 1995, executed by the Prior Senior Secured Lenders, the Vessel Trustee and the Junior Lienholders (the "Intercreditor Agreement"), the Prior Senior Secured Lenders, the Vessel Trustee and the Junior Lienholders have clarified and established their respective rights and obligations in respect of the agreements hereinabove described (the "Original Security Documents");

            WHEREAS, pursuant to a letter agreement dated as of the date hereof among the Prior Senior Secured Lenders and CIBC, the Prior Senior Secured Lenders assigned to CIBC all of the rights, duties and obligations of the Prior Senior Secured Lenders in connection with the Senior Secured Credit Facility Agreement, the Original Security Documents and the Intercreditor Agreement;

            WHEREAS, pursuant to a letter agreement dated as of the date hereof between the Vessel Trustee and the Agent, the Vessel Trustee has assigned to the Agent all of its rights, title and interest under and in connection with the Tunica County First Preferred Ship Mortgage and the Bossier City First Preferred Ship Mortgage;

            WHEREAS, pursuant to an Assignment of Preferred Ship Mortgage dated as of November 12, 1997 (the "1997 Tunica Vessel Assignment"), the Prior Senior Secured Lenders have assigned their rights under the Tunica County First Preferred Ship Mortgage to the Senior Secured Lenders;

            WHEREAS, pursuant to an Amended and Restated Credit Facility Agreement dated as of the date hereof (the "Amended and Restated Credit Facility Agreement"), the Company, the Senior Secured Lenders, CIBC, as Agent for the Senior Secured Lenders and CIBC Wood Gundy Securities Corp., as the Arranger, have amended and restated their respective obligations under the Senior Secured Credit Facility Agreement to, among other things, provide for the


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issuance of letters of credit for the account of the Company and, under certain circumstances, increase the availability to the Company from $150,000,000 to a maximum of $180,000,000;

            WHEREAS, pursuant to an Amended and Restated Pledge Agreement dated as of November 12, 1997 (the "HG First Pledge Agreement"), the Company and the Agent have amended and restated the Original HG First Pledge Agreement in its entirety;

            WHEREAS, pursuant an Amended and Restated Guaranty and Pledge Agreement dated as of November 12, 1997 (the "JBB First Pledge Agreement") JBB Gaming has amended and restated its obligations under the Original Binion Partners First Pledge Agreement in its entirety;

            WHEREAS, pursuant to an Assignment dated as of November 12, 1997 (the "Tunica First Security Agreement Assignment"), the Prior Secured Lenders assigned the Tunica First Security Agreement to the Senior Secured Lenders;

            WHEREAS, pursuant to an Assignment of Deed of Trust dated as of November 12, 1997 (the "Tunica County Assignment of First Deed of Trust"), the Prior Senior Secured Lenders have assigned their rights under the Tunica County First Deed of Trust to the Senior Secured Lenders;

            WHEREAS, pursuant to an Amended and Restated Note Assignment dated as of November 12, 1997, the Company, the Agent and the Indenture Trustee have amended and restated the Original Note Assignment in its entirety;

            WHEREAS, pursuant to an Assignment of Mortgage, Security Agreement and Assignment of Leases and Rents dated November 12, 1997, the Prior Senior Secured Lenders have assigned their rights under the Bossier City Mortgage to the Senior Secured Lenders;

            WHEREAS, pursuant to an Assignment of Preferred Ship Mortgage dated as of November 12, 1997 (the "1997 Bossier Vessel Assignment"), the Prior Senior Secured Lenders have assigned their rights under the Bossier City First Preferred Ship Mortgage to the Senior Secured Lenders;

            WHEREAS, the Senior Lienholders and the Junior Lienholders wish to clarify and confirm their respective rights and obligations in respect of the HG First Pledge Agreement, the HG Second Pledge Agreement, the JBB First Pledge Agreement, the Binion Partners Second Pledge Agreement, the Tunica County First Preferred Ship Mortgage, the Tunica County Second Ship Mortgage, the 1997 Tunica Vessel Assignment, the Tunica First Security Agreement, the Original Tunica First Security Agreement


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Assignment, the Tunica Second Security Agreement, the Tunica Second Security
Agreement Assignment, the Tunica County First Deed of Trust, the Tunica County Assignment of First Deed of Trust, the Tunica County Second Deed of Trust, the Tunica County Assignment of Second Deed of Trust, the Note Assignment, the Bossier City Mortgage, the Original Bossier City Mortgage Assignment, the Bossier City First Preferred Ship Mortgage, the 1997 Bossier Vessel Assignment, the Bossier City First Preferred Ship Mortgage Assignment, the Bossier City Second Ship Mortgage, the Bossier City Second Ship Mortgage Assignment, the Bossier City First Security Agreement, the Original Bossier City First Security Agreement Assignment, the Bossier City Second Security Agreement, the Bossier City Second Security Agreement Assignment, all financing statements filed in respect of any of the foregoing and any other lien, assignment, pledge, mortgage or security agreement securing the Obligations under the Amended and Restated Credit Facility Agreement or the 12.75% Senior Notes, whether or not specifically referred to in this Intercreditor Agreement (the "Security Documents") and all collateral assigned, pledged or mortgaged pursuant to any Security Document or in which a security interest is granted pursuant to any Security Document, whether or not specifically referred to in this Intercreditor Agreement and all proceeds thereof, including without limitation title insurance proceeds, condemnation proceeds, casualty insurance proceeds and foreclosure proceeds (the "Collateral");

            WHEREAS, in order to clarify and confirm their respective rights and obligations in respect of the Security Documents and the Collateral, the parties hereto wish to amend and restate their respective rights and obligations under the Intercreditor Agreement on the terms, and subject to the conditions set forth herein;

            NOW, THEREFORE, the Senior Lienholders and the Junior Lienholders hereby amend and restate the Intercreditor Agreement in its entirety to read as follows:

            SECTION 1. Definitions. Capitalized terms used in this Amended and Restated Intercreditor Agreement, including its preamble and recitals, which are not defined herein shall have the meaning specified in the Amended and Restated Credit Facility Agreement.

            SECTION 2.  Priority of Liens.

            (a) Irrespective of the time, order or method of attachment or perfection of any lien, pledge, mortgage, assignment or security interest in the Collateral by the Prior Senior Secured Lenders, the Agent, the Senior Lienholders and the Junior Lienholders or the time or order of filing or recording of


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financing statements or other liens, pledges, mortgages, assignments or security interests pertaining to the Collateral and irrespective of anything contained in any filing or agreement to which the Agent, any Senior Secured Lender, any holder of a Note, either Junior Lienholder, any purchaser or holder of a 12.75% Senior Note or the Company may now or hereafter be a party, the Senior Lienholders and the Junior Lienholders agree that

         (i) the lien, pledge, mortgage, assignment or security interest in any Collateral in favor of the Senior Lienholders shall be senior and prior to the lien, pledge, mortgage or assignment of or security interest in such Collateral in favor of the Junior Lienholders or any purchaser or holder of a 12.75% Senior Note, and

        (ii) the lien, pledge, mortgage or assignment of or security interest in any Collateral in favor of the Junior Lienholders or any purchaser or holder of a 12.75% Senior Note shall be junior and subordinate to the lien, pledge, mortgage or assignment of or security interest in such Collateral in favor of the Senior Lienholders.

         (b) one or more Security Agreements, including without limitation the Note Assignment and the Bossier City Mortgage, may by their terms create or be deemed to create a single lien, pledge, mortgage, assignment or security interest in favor of both the Senior Lienholders and the Junior Lienholders. Nevertheless, until payment in full of the Notes, the Letters of Credit, the Secured Hedging Obligations and all other Obligations payable to the Senior Lienholders pursuant to the Loan Documents, the Senior Lienholders, subject to the terms and conditions of this Amended and Restated Intercreditor Agreement, shall have the sole right, to the exclusion of the Junior Lienholders, to possess, enforce, collect, receive and retain payments or recoveries in respect of, and otherwise enjoy the benefits of any Security Agreement in favor of the Senior Lienholders, whether or not such Security Agreement, by its terms, also creates rights in favor of the Junior Lienholders, provided however, that the Junior Lienholders shall nevertheless retain any right to receive notices and information, and to approve or disapprove actions, waivers or amendments, to the extent provided in any Security Document, and provided further, that the Junior Lienholders shall nevertheless retain all rights under the 12.75% Senior Notes and under the 12.75% Senior Secured Notes Indenture, including the right to receive payments and to accelerate the obligations thereunder.

         (c) For the avoidance of doubt, the Senior Lienholders and


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the Junior Lienholders agree that notwithstanding the fact that the Tunica
County First Deed of Trust, the Tunica County Assignment of First Deed of Trust, the Tunica County Second Deed of Trust, the Tunica County Assignment of Second Deed of Trust, the Tunica County First Preferred Ship Mortgage and the Tunica County Second Ship Mortgage may all secure amounts payable under the RPG Intercompany Note, the Tunica County First Deed of Trust, the Tunica County Assignment of First Deed of Trust and the Tunica County First Preferred Ship Mortgage shall secure, for the exclusive benefit of the Senior Lienholders, amounts owing in respect of the RPG Intercompany Note, and the Tunica County Second Deed of Trust, the Tunica County Assignment of Second Deed of Trust and the Tunica County Second Ship Mortgage shall secure, for the exclusive benefit of the Junior Lienholders, amounts owing in respect of the RPG Intercompany Note.

            SECTION 3. Possession of Collateral. The Senior Lienholders and the Junior Lienholders designate the Agent to hold the HE Intercompany Note, the RPG Intercompany Note, and any other negotiable instrument or other tangible Collateral in which both the Senior Lienholders and the Junior Lienholders have a security interest or which is pledged both to the Senior Lienholders and to the Junior Lienholders. The Agent agrees to hold such Collateral on behalf of the Senior Lienholders and the Junior Lienholders in accordance with this Amended and Restated Intercreditor Agreement and any applicable Security Document. Pursuant to the Amended and Restated Credit Facility Agreement, the Majority Lenders (as defined in the Amended and Restated Credit Facility Agreement) have the right from time to time to designate any other Senior Secured Lender to hold Collateral on behalf of the Senior Lienholders. The Junior Lienholders designate to hold any Collateral referred to in this section 3, any Senior Secured Lender so designated by the Senior Secured Lenders, and each Senior Secured Lender agrees that if so designated, it shall hold such Collateral on behalf of the Senior Lienholders and the Junior Lienholders in accordance with this Amended and Restated Intercreditor Agreement and any applicable Security Document.

     SECTION 4. Notice of Events of Default. In the event that any Senior Lienholder directly or indirectly gives to the Company, HE, RPG or any other party obligated under any Security Document or directly or indirectly receives from the Company, HE, RPG or any other party obligated under any Security Document notice of an Event of Default (as defined in the Amended and Restated Credit Facility Agreement), the Senior Lienholders shall cause a copy of such notice to be delivered promptly to the Junior Lienholders. In the event that any Junior Lienholder directly or indirectly gives to the Company, HE, RPG or any other party obligated under any Security Document or directly or


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indirectly receives from the Company, HE, RPG or any other party obligated under any Security Document notice of an Event of Default (as defined in the 12.75% Senior Secured Notes Indenture), the Junior Lienholders shall cause a copy of such notice to be delivered promptly to the Senior Lienholders.


            (a) Except as provided in section 5(b), following receipt of notice of an Event of Default (as defined in the Amended and Restated Credit Facility Agreement), the Junior Lienholders shall have the right, but not the obligation, to cure such Event of Default, and the Senior Lienholders shall not exercise any remedy under the Amended and Restated Credit Facility Agreement or the Security Documents, until the expiration of the period specified in section 5(a)(i) or section 5(a)(ii), to the extent applicable.

                (i) If the Event of Default described in such notice can be cured by the payment of money, the Junior Lienholders shall have the right, but not the obligation, to cure such Event of Default by the payment of money within fifteen (15) days of the effective date of such notice.

               (ii) If the Event of Default described in such notice cannot be cured by the payment of money but can be cured by other actions on the part of the Junior Lienholder, the Junior Lienholder shall have the right, but not the obligation, to cure such Event of Default within thirty (30) days of the effective date of such notice; provided however, that in the case of such an Event of Default which is susceptible to cure but cannot be cured within thirty (30) days with the exercise of reasonable diligence, so long as the Junior Lienholders commence such cure within thirty (30) days and thereafter diligently pursue such cure, the Junior Lienholders shall have a total period of sixty (60) days within which to cure such Event of Default.

              (iii) If the Event of Default described in such notice is the bankruptcy or insolvency of the Company or any Subsidiary, or cannot be cured by the Junior Lienholders, either by the payment of money or otherwise, then the Senior Lienholders may proceed with any remedies available under the Amended and Restated Credit Facility Agreement, the Security Documents or applicable law, without allowing a cure period for the Junior Lienholders.


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            (b) Notwithstanding the provisions of section 5(a), if the Senior
Lienholders determine in good faith that immediate action with respect to an Event of Default is necessary to protect or preserve the value of any Collateral, then the Senior Lienholders may immediately take such action as is permitted by the Amended and Restated Credit Facility Agreement, the Security Documents or applicable law, provided that

                (i) they give the Junior Lienholders prior notice of such
                    action, and

               (ii) if the Junior Lienholders thereafter cure such Event of
                    Default within the period otherwise allowable under section 5(a), the Senior Lienholders shall rescind actions previously taken or take such further action as the Junior Lienholders may reasonably request to restore the Junior Lienholders and the Senior Lienholders to the positions they would have been in had the Junior Lienholders been allowed the cure period specified in section 5(a).

            (c) With respect to any Event of Default, the Junior Lienholders may, by written notice to the Senior Lienholders, waive the right to cure.

            SECTION 6.  Standstill Agreement.

            (a) Notwithstanding any provision in the 12.75% Senior Secured Note Indenture, any purchase agreement relating to the 12.75% Senior Notes or any Security Document to the contrary, the Junior Lienholders agree that so long as any portion of the Notes, the Letters of Credit, the Secured Hedging Obligations or any other Obligations payable to the Senior Lienholders pursuant to the Loan Documents is unpaid, the Junior Lienholders shall not exercise any remedy under any Security Document unless an Event of Default (as defined in the Amended and Restated Credit Facility Agreement) has occurred and has continued without being cured for a period of one year, provided however, that the Junior Lienholders shall nevertheless retain all rights under the 12.75% Senior Notes and under the 12.75% Senior Secured Notes Indenture, including the right to receive payments and to accelerate the obligations thereunder.

            (b) The one-year period referred to in section 6(a) shall commence
(1) when the cure period provided in section 5(a) expires, or (2) when the Junior Lienholders give notice to the Senior Lienholders that they waive the right to cure such default pursuant to section 5(c).


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            (c) Nothing in this section 6 shall prevent the Junior Lienholders from answering or joining any action brought by the Senior Lienholders for the purpose of foreclosing upon, taking possession of, repossessing, or having a receiver appointed with respect to any Collateral, so long as, except as provided in this section 6, the Junior Lienholders do not seek foreclosure, possession, repossession or the appointment of a receiver for Collateral other than that which is the subject of the action by the Senior Lienholders.

            SECTION 7. Transfer of Security Documents, Collateral and Excess Proceeds.

            (a) Upon payment in full of the Notes and all other Obligations payable to the Senior Lienholders pursuant to the Loan Documents, the Senior Lienholders shall promptly transfer to the Junior Lienholders, without recourse and without representation or warranty, (i) all Collateral in the possession of the Senior Lienholders in which the Junior Lienholders hold a security interest, including without limitation the HE Intercompany Note, the RPG Intercompany Note and any New Project Subsidiary Intercompany Senior Notes (to the extent that any such note has not been fully paid), and (ii) all Security Documents in favor of both the Senior Lienholders and the Junior Lienholders theretofore held by the Senior Lienholders, including without limitation the Bossier City Mortgage (to the extent that the HE Intercompany Note has not been fully paid), (iii) all other instruments representing or evidencing the Collateral, together with appropriate transfers or assignments in blank, and (iv) any proceeds of any Collateral in excess of the amounts owing to the Senior Lienholders. In addition, the Senior Lienholders shall promptly discharge or terminate all other Security Documents not so transferred or assigned.

            (b) In the event that any payment or amount which has been applied to the Notes, the Letters of Credit, the Secured Hedging Obligations or any other Obligations payable to the Senior Lienholders pursuant to the Loan Documents is rescinded or must be returned on account of the insolvency of the payor or otherwise so that the obligations under the Loan Documents are in effect reinstated, then any transfer pursuant to section 7(a) shall be rescinded, the Junior Lienholders shall forthwith return to the Senior Lienholders any Security Documents, Collateral or proceeds transferred or assigned to them pursuant to section 7(a), together with any proceeds or collections in respect thereof, and all rights given to the Senior Lienholders pursuant to the Security Documents and this Amended and Restated Intercreditor Agreement shall again vest in the Senior Lienholders as though such payment or application and such transfer or assignment had never been made.

            SECTION 8. Debt Pari Passu. Nothing in this Amended and Restated Intercreditor Agreement shall be deemed to subordinate in any way the rights of payment that are due to the Junior Lienholders under the 12.75% Senior Notes or the 12.75% Senior Secured Note Indenture to any rights of payment that are due the Senior Lienholders under the Notes, the Letters of Credit, the Secured Hedging Obligations or the Amended and Restated Credit Facility Agreement. Except as provided in this Amended and Restated Intercreditor Agreement or the Loan Documents with respect to lien priority and rights in respect of Collateral, the 12.75% Senior Notes shall rank pari passu with the Notes, the Letters of Credit and the Secured Hedging Obligations.

            SECTION 9. Limitation on Subordination. Notwithstanding anything contained in this Amended and Restated Intercreditor Agreement to the contrary, the rights of the Junior Lienholders under the Security Documents are not subject and subordinate to any modification, extension, renewal, increase or replacement of the Loan Documents or (except as specifically provided in the Loan Documents as of the date of this Amended and Restated Intercreditor Agreement) the obligations secured thereunder as of the date of this Amended and Restated Intercreditor Agreement.

            SECTION 10. Notices. All notices under this Amended and Restated Intercreditor Agreement shall be in writing (including by facsimile) and shall be effective when received by the persons listed on Schedule A attached hereto as persons entitled to receive notices on behalf of the Senior Lienholders or the Junior Lienholders, as the case may be. The Senior Lienholders or the Junior Lienholders may, by notice, deliver a superseding list of addressees. Time periods which are specified in this Amended and Restated Intercreditor Agreement as beginning upon the giving of notice shall begin when such notice becomes effective.

            SECTION 11. Severability. Any provision of this Amended and Restated Intercreditor Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 12. Amendments, Waivers. No term or provision of this Amended and Restated Intercreditor Agreement may be amended or waived orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment or waiver is sought.

            SECTION 13. Termination. This Amended and Restated

Intercreditor Agreement shall terminate upon indefeasible payment in full of the Notes, the Letters of Credit, the Secured Hedging Obligations and all other Obligations payable to the Senior Lienholders pursuant to the Loan Documents, and conveyance to the Junior Lienholders of the Security Documents and Collateral required by section 7.

            SECTION 14. Successors and Assigns; Transfer of Senior Obligations. This Amended and Restated Intercreditor Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the Senior Lienholders and the Junior Lienholders, and their respective successors and assigns including without limitation all holders of the Notes, the issuer of the Letter of Credit and the Lender's party to Hedging Obligations and all holders of the 12.75% Senior Notes.

            SECTION 15. No Third Party Benefits. Nothing in this Amended and Restated Intercreditor Agreement is intended to give the Company, the owner of any Collateral or any other person not a party to this Amended and Restated Intercreditor Agreement any right, remedy or claim under this Amended and Restated Intercreditor Agreement or otherwise.

            SECTION 16. Governing Law. This Amended and Restated Intercreditor Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            SECTION 17. Counterparts. This Amended and Restated Intercreditor Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute a single agreement.

            SECTION 18. NO JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AMENDED AND RESTATED INTERCREDITOR AGREEMENT HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THIS AMENDED AND RESTATED INTERCREDITOR AGREEMENT.

            IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Intercreditor Agreement as of the day and year first above written.

                                  CANADIAN IMPERIAL BANK OF COMMERCE,
                                  as agent


                                  By:
                                      --------------------------------
                                  Name: Paul J. Chakmak

                                  Title: Managing Director
                                  CIBC Oppenheimer Corp., AS AGENT

                                        U.S. TRUST COMPANY OF CALIFORNIA,
                                        N.A., as Trustee


                                        By:
                                              ---------------------------
                                        Name:
                                              ---------------------------
                                        Title:
                                              ---------------------------

                                        UNITED STATES TRUST COMPANY OF NEW
                                        YORK, as Collateral Agent


                                        By:
                                              ----------------------------
                                        Name:
                                              ----------------------------
                                        Title:
                                              ----------------------------

                                  Schedule A to
                  Amended and Restated Intercreditor Agreement
                                Notice Addresses


Senior Lienholders

1.          Canadian Imperial Bank of Commerce,
                  as agent
            425 Lexington Avenue
            New York, New York 10017

            Telephone: (212)
            Facsimile: (212)

Junior Lienholders

1.          U.S. Trust Company of California, N.A.
            515 S. Flower Street
            Los Angeles, California 90071-2291
            Attention:  Corporate Trust Department

            Telephone:
            Facsimile:

2.          United States Trust Company of New York
            114 West 47th Street
            New York, New York 10036

            Telephone:
            Facsimile:

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.   Definitions......................................................9

SECTION 2.   Priority of Liens................................................9

SECTION 3.   Possession of Collateral........................................10

SECTION 4.   Notice of Events of Default.....................................11

SECTION 5.   Junior Lienholders Right to cure................................11

SECTION 6.   Standstill Agreement............................................12

SECTION 7.   Transfer of Security Documents, Collateral
             and Excess Proceeds.............................................13

SECTION 8.   Debt Pari Passu.................................................14

SECTION 9.   Limitation on Subordination.....................................14

SECTION 10.  Notices ........................................................14

SECTION 11.  Severability....................................................14

SECTION 12.  Amendments, Waivers.............................................15

SECTION 13.  Termination.....................................................15

SECTION 14.  Successors and Assigns; Transfer of Senior
             Obligations.....................................................15

SECTION 15.  No Third Party Benefits.........................................15

SECTION 16.  Governing Law...................................................15

SECTION 17.  Counterparts....................................................15

SECTION 18.  NO JURY TRIAL...................................................15


Schedule A: Notice Addresses


                                       -i-